Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Legacy Reserves Inc.

Midland, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 23, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Legacy Reserves LP appearing in Legacy Reserves LP’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Houston, Texas
September 20, 2018